Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of Financial Investors Trust:

We have audited the accompanying statements of assets and liabilities, including the statements of investments, of ALPS | Red Rocks Listed Private Equity Fund, ALPS | WMC Value Intersection Fund (formerly known as “Activa Value Fund”), Clough China Fund, RiverFront Long-Term Growth Fund, RiverFront Long-Term Growth & Income Fund, RiverFront Moderate Growth Fund, and RiverFront Moderate Growth & Income Fund, seven of the portfolios of Financial Investors Trust (the "Trust”), as of April 30, 2011, and the related statements of operations for the year then ended for the ALPS | Red Rocks Listed Private Equity Fund, ALPS | WMC Value Intersection Fund, and Clough China Fund, for the period January 1, 2011 to April 30, 2011 and for the year ended December 31, 2010 for RiverFront Long-Term Growth Fund, and for the period August 2, 2010 (inception) to April 30, 2011 for RiverFront Long-Term Growth & Income Fund, RiverFront Moderate Growth Fund, and RiverFront Moderate Growth & Income Fund; the statements of changes in net assets for each of the two years in the period ended April 30, 2011 for the ALPS | Red Rocks Listed Private Equity Fund, for the year ended April 30, 2011, for the period January 1, 2010 to April 30, 2010, and for the year ended December 31, 2009 for the ALPS | WMC Value Intersection Fund, for the year ended April 30, 2011, for the period August 1, 2010 to April 30, 2010, and for the year ended July 31, 2009 for the Clough China Fund, for the period January 1, 2011 to April 30, 2011, and the year ended December 31, 2010 for the RiverFront Long-Term Growth Fund, and for the period August 2, 2010 (inception) to April 30, 2011 for the RiverFront Long-Term Growth & Income Fund, RiverFront Moderate Growth Fund, and RiverFront Moderate Growth & Income Fund; and the financial highlights for the periods presented for the ALPS | Red Rocks Listed Private Equity Fund, RiverFront Long-Term Growth & Income Fund, RiverFront Moderate Growth Fund, and the RiverFront Moderate Growth & Income Fund, for the year ended April 30, 2011, for the period January 1, 2010 to April 30, 2010, and for the year ended December 31, 2009 for the ALPS | WMC Value Intersection Fund, for the year ended April 30, 2011 and for the period August 1, 2009 to April 30, 2010 for the Clough China Fund, for the period January 1, 2011 to April 30, 2011 and the year ended December 31, 2010 for the RiverFront Long-Term Growth Fund. We have also audited the accompanying consolidated statements of assets and liabilities, including the consolidated statements of investments, of ALPS | Kotak India Growth Fund and Jefferies Asset Management Commodity Strategy Allocation Fund, two of the portfolios of the Trust, as of April 30, 2011, and the related consolidated statements of operations, consolidated statements of changes in net assets and the financial highlights for the period February 14, 2011 (inception) to April 30, 2011 for the ALPS | Kotak India Growth Fund and for the period June 29, 2010 (inception) to April 30, 2011 for the Jefferies Asset Management   Commodity Strategy Allocation Fund. These financial statements and financial highlights are the responsibility of the Trust’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights of the ALPS | WMC Value Intersection Fund for each of the three years in the period ended December 31, 2008, were audited by other auditors whose report, dated February 17, 2009, expressed an unqualified opinion on such financial highlights. The statement of changes in net assets for the Clough China Fund for the year ended July 31, 2009 and the financial highlights of the Clough China Fund for each of the three years in the period ended July 31, 2009 and the period December 30, 2005 (inception) to July 31, 2006, were audited by other auditors whose report, dated September 21, 2009, expressed an unqualified opinion on such statement of changes in net assets and financial highlights. The statement of changes in net assets for the RiverFront Long-Term Growth Fund for the year ended December 31, 2009 and the financial highlights for RiverFront Long-Term Growth Fund for the year ended December 31, 2009 and the period October 28, 2008 (inception) through December 31, 2008, were audited by other auditors whose report, dated February 26, 2010, expressed an unqualified opinion on such statement of changes in net assets and financial highlights.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Trust is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of  internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of April 30, 2011, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the portfolios constituting Financial Investors Trust, as of April 30, 2011, the results of their operations for the periods then ended; the changes in their net assets for the each of the two years in the period ended April 30, 2011 for the ALPS | Red Rocks Listed Private Equity Fund, for the year ended April 30, 2011, for the period January 1, 2010 to April 30, 2010, and for the year ended December 31, 2009 for the ALPS | WMC Value Intersection Fund, for the year ended April 30, 2011, for the period August 1, 2010 to April 30, 2010, and for the year ended July 31, 2009 for the Clough China Fund, for the period January 1, 2011 to April 30, 2011, and the year ended December 31, 2010 for the RiverFront Long-Term Growth Fund, for the period August 2, 2010 (inception) to April 30, 2011 for the RiverFront Long-Term Growth & Income Fund, RiverFront Moderate Growth Fund, and RiverFront Moderate Growth & Income Fund, for the period February 14, 2011 (inception) to April 30, 2011 for the ALPS | Kotak India Growth Fund, and for the period June 29, 2010 (inception) to April 30, 2011 for the Jefferies Asset Management Commodity Strategy Allocation Fund; and the financial highlights for the periods presented for the ALPS | Red Rocks Listed Private Equity Fund, RiverFront Long-Term Growth & Income Fund, RiverFront Moderate Growth Fund, and the RiverFront Moderate Growth & Income Fund, for the year ended April 30, 2011, for the period January 1, 2010 to April 30, 2010, and for the year ended December 31, 2009 for the ALPS | WMC Value Intersection Fund, for the year ended April 30, 2011 and for the period August 1, 2009 to April 30, 2010 for the Clough China Fund, for the period January 1, 2011 to April 30, 2011 and the year ended December 31, 2010 for the RiverFront Long-Term Growth Fund, for the period February 14, 2011 (inception) to April 30, 2011 for the ALPS | Kotak India Growth Fund, and for the period June 29, 2010 (inception) to April 30, 2011 for the Jefferies Asset Management Commodity Strategy Allocation Fund, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Denver, Colorado

June 29, 2011